Exhibit 99.1
Answers Corporation Files Shelf Registration Statement
New York, NY, July 17, 2007— Answers Corporation (NASDAQ: ANSW), creator of Answers.com™, announced today that it filed a universal shelf registration statement with the Securities and Exchange Commission (SEC). The registration statement covers up to an aggregate of $140,000,000 of common stock, preferred stock, warrants, debt securities, units or any combination thereof. Proceeds from the issuance and sale of securities by the Company are expected to be used to fund the purchase price of the Company’s recently announced acquisition of Lexico Publishing Group, LLC and for general working capital, as further described in the registration statement.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers, solicitation of offers to buy, or sales of securities will only be made pursuant to the registration statement filed with and declared effective by the SEC, including the prospectus and related prospectus supplement.
The registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may orders to buy be accepted prior to the time the registration statement becomes effective.
About Answers Corporation
Answers Corporation (NASDAQ: ANSW) operates the award-winning Answers.comTM information portal, delivering comprehensive content on over four million topics spanning health, finance, entertainment, business and more. Content includes over 180 licensed titles from leading publishers such as Houghton Mifflin Riverdeep Group PLC, Barron’s, Encyclopedia Britannica, All Media Guide and others; original articles written by Answers.com’s editorial team; community-contributed articles from Wikipedia; and user-generated questions & answers from Answers.com’s industry-leading WikiAnswersTM (wiki.answers.com). Founded in 1999 by CEO Bob Rosenschein, Answers.com can be launched directly from within Internet Explorer 7, Firefox and Opera browsers, and its service is integrated into sites like Amazon.com’s A9.com, The New York Public Libraries’ homeworkNYC.org, The New York Times, CBSNews.com and others. Answers.com is also available for mobile devices at mobile.answers.com. For investment information, visit ir.answers.com. (answ-f).
This press release may constitute a “free writing prospectus” and an “issuer free writing prospectus” as such terms are defined in Rule 405 and Rule 433, respectively, under the Securities Act of 1933, as amended, and relates to the registration statement on Form S-3 filed by Answers Corporation with the SEC on July 17, 2007.

Answers Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Answers Corporation has filed with the SEC for more complete information about Answers Corporation, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or the Investor Relations section of Answers Corporation’s Web site at www.answers.com.
Cautionary Statement
Some of the statements included in this press release are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended. Such statements may be indicated by such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the timing and certainty of closing the reported transaction, strategic and financial benefits of the reported transaction, expectations regarding accretion, integration and cost savings, and other financial guidance. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors that could cause or contribute to differences include, but are not limited to: our failure to apply our significantly higher monetization rates to the Lexico traffic, our inability to obtain Google’s consent to amend our Google Services Agreement to include the Lexico Web properties after the acquisition or the transfer of Lexico’s Google Services Agreement after the acquisition, our inability to complete the acquisition of Lexico as a result of not obtaining the financing for the acquisition or obtaining all necessary approvals and consents; our inability to realize the intended benefits of the acquisition of Lexico; the fact that the Lexico acquisition will result in a significant cost to us and in certain instances we may be required to pay a termination fee to Lexico if the acquisition is not completed; our inability to successfully integrate the operations of Lexico; our inability to maintain or grow Lexico’s traffic; the effect on our business if the liabilities we assume in the Lexico acquisition are greater than expected or if there are unknown liabilities; the potential decline in the price of our common stock from the sale of equity securities in the market in order to obtain financing for the acquisition; our inability to increase the number of persons who use our products; our inability to increase the number of partners who will generate increased traffic to our sites; our failure to improve the monetization of our products; a change in the algorithms and methods used by Google, the provider of a substantial amount of our search engine traffic, and other search engines, to identify Web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting www.answers.com and our other Web properties; a decision by Google, Inc., to discontinue directing user traffic to www.answers.com through its definition link; the effects of facing liability for any content displayed on our Web properties; potential claims that we are infringing the intellectual property rights of any third party; and other factors discussed from time to time in our new releases, public statements and/or filings with the Securities and Exchange Commission, especially the

“Risk Factors” section of our annual report on Form 10-KSB filed in March 2007. Any forward-looking statements set forth in this disclaimer speak only as of the date of this conference call. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. The information in Answers’ Website is not incorporated by reference into this conference call script and is included as an inactive textual reference only.